SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: March 9, 2007

CLX INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-09392	84-0749623
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-9100

N/A

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICER

On March 9, 2007, the Company accepted the resignation from Kenneth Wiedrich as the Company’s Chief Financial Officer and Secretary. Effective on the same date to fill the vacancies created by Mr. Wiedrich’s resignation, the Company appointed Robert McCoy, the Company’s Interim Chief Executive Officer and Chairman of the Board of Directors, as the Company’s Secretary and Treasurer.

Biographical Information for Robert McCoy

Mr. McCoy is an experienced senior executive.  As president of Marquis Elevator, Inc. from 1975 to 1990, he built and later sold the largest independent elevator company in Nevada.  Subsequent to selling Marquis Elevator, Mr. McCoy was the General Manager of Canyon Investments, Inc. in Las Vegas, NV from 1990 to 1996.  Since 1996, Mr. McCoy served as Facilities Manager for the Church of Jesus Christ of Latter Day Saints, responsible for 487,000 square feet of facilities in the Las Vegas area.  In addition to his work for CLX, Mr. McCoy is on the Board of Directors of GRTEX Capital, Inc. and Franchise Capital Corporation, Inc. Mr. McCoy served on the Board of Directors of Sovereign Exploration Associates International Inc. during 2005. Mr. McCoy is a graduate of the University of Tennessee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLX INVESTMENT COMPANY, INC.

March 9, 2007	/s/ Robert McCoy
Date	Robert McCoy, Chief Executive Officer